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                                                                  EXHIBIT 10.40
                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into as of November 20, 1998, by and among The UniMark Group, Inc., a Texas corporation, UniMark Foods, Inc., a Texas corporation and wholly owned subsidiary of The UniMark Group, Inc. (collectively, the "Company"), and Roman Shumny, an individual (the "Employee").

         WHEREAS, the Company wishes to employ Employee and Employee wishes to be an employee of the Company for the period and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing promises and the covenants, conditions, representations and warranties contained herein, the parties hereto agree as follows:

         1. Employment. Employee shall perform services for the Company in the position of Senior Vice President of Marketing of UniMark Foods, Inc., and Employee shall perform such duties and responsibilities as may be assigned from time to time by the Company's Board of Directors (the "Board") consistent with Employee's position. From time to time, the Company may change Employee's title as it may determine appropriate in light of the Company's current structure and staffing provided that the title shall properly reflect Employee's status as an executive. During the term of his employment with the Company, Employee will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth below and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

         2. Term of Agreement. The term of this Agreement shall commence as of November 30, 1998 (the "Effective Date"), and shall continue for a period of 24 months (the "Term") unless Employee's services are terminated pursuant to the provisions of Section 7 hereof. At the end of the Term, if Employee is still employed by the Company pursuant to this Agreement, the term of this Agreement may be extended by mutual written consent of the parties hereto, and all of the terms and conditions of this Agreement shall thereafter apply during such extended term.

         3. Location of Services. Employee's services under this Agreement shall be performed primarily at the facilities of the Company located in Bartonville, Texas, or at such other facilities as the Company and Employee may agree upon from time to time. Employee acknowledges and agrees that Employee's job responsibilities may require extensive travel, and Employee agrees to travel as necessary to discharge those duties.

         4. Standard Terms; Proprietary Information. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.




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         5. Compensation.

            5.1 Base Compensation. Effective as of the Effective Date, the Company shall pay to Employee base compensation at the annualized rate of one hundred five thousand dollars ($105,000) through the end the Company's fiscal year ending 1999 ("Fiscal 1999"), less taxes and other usual deductions. After Fiscal 1999, Employee's base compensation shall be reviewed by the Board annually, and the Board may, but is not required to, change such base compensation. Employee's base compensation shall be payable in installments consistent with the Company's normal payroll practices for its executive employees.

            5.2 Bonus Compensation. Effective as of the Effective Date, the Company may pay to Employee bonus compensation ranging from 0% to 25% of Employee's base compensation, pursuant to the provisions of Section 5.1 hereof, based on Employee's performance of services. The criteria to be used by the Company to determine any bonus compensation shall be established by the Company at a later date.

            5.3 Options for Common Stock Options Granted. On or around the Effective Date and in connection with his employment with the Company, the Company shall grant to Employee options for twenty thousand (20,000) shares of Common Stock, par value $.01 per share, of The UniMark Group, Inc. pursuant to The UniMark Group, Inc.'s 1994 Employee Stock Option Plan.

         6. Benefits.

            6.1 General. Except as otherwise expressly provided in this Section 6, for as long as Employee is employed by the Company, Employee shall be entitled to all fringe benefits that the Company may make available from time to time for all executive employees. Without limitation, such fringe benefits shall include those available, if any, under any health and benefits package, life insurance and disability programs, and participation in any plan or program designed for all executive employees by the Company. Employee shall be entitled to paid vacation in accordance with the Company's standard employment policies and practices for executive employees, as the same may be in effect from time to time. In addition, Employee shall be entitled to take all Company holidays as the same may be designated by the Company from time to time for all employees. Employee shall receive such additional fringe benefits, if any, as the Board shall determine in its sole discretion from time to time.

            6.2 Business Expenses. The Company shall reimburse Employee for all ordinary and necessary expenses incurred by Employee, including disbursements, in the performance of Employee's duties for the Company upon presentation within the time period specified by the Company of an itemized statement of all expenses incurred showing the date, nature, recipient, purpose and amount of each item, subject to prior approval of the Company as required of executive employees.

            6.3 Termination of Benefits. All unvested benefits provided under this Section 6 shall terminate concurrently with termination of Employee's employment hereunder for any reason whatsoever. Nothing herein shall vest any rights in any profit sharing or bonus plans, general



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expense or automotive reimbursements, and similar fringe benefits that the
Company may provide, if any, beyond the date on which Employee's employment is terminated for any reason.

         7. Termination of Employment.

            7.1 Termination For Cause. Notwithstanding any other provision of this Agreement, Employee's employment with the Company may be terminated for cause at any time by the Company, upon reasonable notice to Employee. For the purposes of this Agreement, "cause" shall mean (a) gross or habitual failure to perform pursuant to the terms of this Agreement and such performance failure is not corrected within thirty (30) days after written notice by the Company or the Board to Employee thereof; or (b) misconduct, including, but not limited, to:
(i) conviction of a crime or entry of a plea of nolo contendere with regard to a crime involving moral turpitude or dishonesty, (ii) any breach of the Confidentiality Agreement, (iii) Employee's repeated insubordination or refusal to comply with any reasonable request of the Board relating to the scope or performance of Employee's duties, or (iv) conduct that in the good faith and reasonable determination of the Board demonstrates Employee's gross unfitness to serve.

            7.2 Termination Without Cause. The Company may terminate Employee's employment under this Agreement without cause at any time upon written notice to Employee.

            7.3 Termination for Death or Disability. Employment hereunder shall automatically terminate upon Employee's death or disability. Disability, for purposes of this Agreement, shall mean a physical or mental disability that interferes with Employee's ability to perform duties pursuant to this Agreement for a continuous period of six (6) months or more.

         8. Post-Termination Compensation.

            8.1 Termination By the Company for Cause. Notwithstanding any other provision of this Agreement to the contrary, if Employee's employment is terminated for cause pursuant to Section 7.1, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments.

            8.2 Termination By the Company Without Cause. If the Company terminates this Agreement without cause as defined in Section 7.2 hereof, then the Company shall pay Employee severance in one payment equal to Employee's base compensation as determined pursuant to Section 5.1 for six (6) months. In addition, subject to the Company's sole discretion, the Company shall pay for reasonable outplacement costs. The Company shall make no further bonus payments.

            8.3 Termination By Employee's Death or Disability. If employment shall terminate by reason of Employee's death or disability, the Company shall compensate Employee or Employee's estate pursuant to the Company's death and disability insurance plan in place at the time of Employee's termination.

         9. Noncompetition. Until two (2) years after termination of Employee's employment with the Company, Employee shall not (a) either directly or indirectly, carry on, engage in or have any interest in any business that competes with the Company, excepting ownership by Employee of no more than one percent (1%) of the publicly traded common stock of any corporation, (b) without



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the express written consent of the Company, accept employment with, or in any other manner agree to provide, for compensation, services for any other person or entity that competes directly or indirectly with the Company, or (c) materially disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or soliciting its employees, disrupting its relationship with customers, agents, representatives or vendors, or otherwise.

         10. Arbitration. Any and all disputes or controversies, whether of law or fact of any nature whatsoever, arising from or respecting this Agreement shall be decided by arbitration by the Judicial Arbitration Mediation Services, Inc. ("JAMS") in accordance with the rules and regulations of JAMS, or by any other body mutually agreed upon by the parties. Pre-arbitration discovery shall be permitted at the request of any party under appropriate protection for proprietary and confidential business information.

             Before filing a demand for arbitration, a party must send the other parties written notice identifying the matter in dispute and invoking the procedures in this paragraph. Such written notice shall be sent promptly after the party knew or reasonably should have known of an alleged violation of this Agreement. Within fifteen (15) days after such written notice is given, one or more principals of each party shall meet at a mutually agreeable location in Dallas, Texas, or any other location mutually agreeable to the parties, for the purpose of determining whether they can resolve the dispute themselves by written agreement. If the parties fail to resolve the dispute by written agreement within the fifteen-day (15-day) period, the complaining party may then initiate the arbitration process by filing a demand with JAMS or such other body as the parties may agree upon. Nothing in this paragraph shall prevent a party from seeking temporary equitable relief from JAMS or such other body as the parties may mutually agree upon during the fifteen-day (15-day) period if necessary to prevent irreparable harm.

             The arbitrators shall be selected as follows: the Company and Employee shall each select one (1) independent, qualified arbitrator and the two
(2) arbitrators so selected shall select the third arbitrator. Any party may disqualify any individual arbitrator who is a present or past employee, owner, officer, director, relative or consultant to any party hereto or a competing organization.

             Arbitration shall take place in Dallas, Texas, or any other location mutually agreeable to the parties. At the request of any party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company or Employee, their respective attorneys, and their respective experts, consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, until such information shall become generally known.

             The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction over the parties.


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             Reasonable notice of the time and place of arbitration shall be given to persons other than the parties, if such notice is required by law, in which case such persons or their authorized representatives shall have the right to attend or participate in the arbitration hearing in such manner as the law shall require.

             If any action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

         11. Power and Authority. Each party executing this Agreement hereby covenants, represents and warrants that he or she has full power and authority to execute this Agreement, that no other consents or approvals of any other third parties are required or necessary for this Agreement to be so binding (except as otherwise herein expressly stated) and that this Agreement shall be fully enforceable in accordance with its terms.

         12. Heirs, Administrators and Successors. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon, the heirs, administrators and successors of each of the parties hereto.

         13. Nonassignability. The Company may assign the benefit of this Agreement to any successor in interest that results from a merger, reorganization or acquisition. Otherwise, no party to this Agreement may assign any right hereunder or delegate any duty hereunder without the written consent of the other party affected by such assignment or delegation.

         14. No Oral Modification. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by a party against whom enforcement of any waiver, change or modification is sought.

         15. Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Texas.

         16. Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

         17. Right of Setoff. Whenever the Company owes Employee any amounts of money by virtue of this Agreement or otherwise, the Company shall be entitled to setoff against any such sums due to Employee the amount of any claims that the Company has against Employee. This right to setoff shall also apply to amounts due on the date of termination.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the matters set forth herein, and all prior agreements, understandings or representations are hereby terminated and canceled in their entirely and are of no further force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   COMPANY:

                                   THE UNIMARK GROUP, INC.
                                   A Texas Corporation

                                   By:
                                      -------------------------------------
                                      Soren Bjorn
                                      President and Chief Executive Officer


                                   UNIMARK FOODS, INC.
                                   A Texas Corporation

                                   By:     /s/ Soren Bjorn
                                      -------------------------------------
                                      Soren Bjorn
                                      President and Chief Executive Officer


                                   EMPLOYEE:


                                   /s/ Roman Shumny
                                   -----------------------------------------
                                   Roman Shumny




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